UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2012

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 11, 2012, AeroGrow International, Inc. (“AeroGrow” or the “Company”) completed a series of transactions related to a restructuring of its debt and equity accounts (the “Restructuring Transactions”).  As part of the Restructuring Transactions, holders of the Company’s 8% Subordinated Secured Convertible Promissory Notes (the “Notes”) and holders of the Company’s Series A Convertible Preferred Stock (the “Series A Stock”) agreed to convert their holdings, in full, into Common Stock of the Company.  In addition, existing warrants to purchase Series A Stock (the “Series A Warrants”) were converted into warrants to purchase Common Stock, and the Company issued new warrants to purchase Common Stock to the holders of the Series A Stock.  The Restructuring Transactions were approved by the Company’s Board of Directors, the Company’s Common shareholders, the Series A Stock holders voting as a separate class, and the holders of the Notes voting as a separate class.

8% Subordinated Secured Convertible Promissory Notes

On April 11, 2012, Notes totaling $7,444,379.99, inclusive of accrued interest of $647,985.05, were converted into 297,775,249 shares of the Company’s Common Stock reflecting a conversion price of $0.025 per share of Common Stock.  Subsequent to the conversions, there were no remaining Notes or accrued interest outstanding.  The Note holders agreed to convert the Notes into Common Stock in exchange for the Company agreeing to reduce the conversion price from $0.10 per share of Common Stock to $0.025 per share of Common Stock.

Members of Management and the Board of Directors, along with their family members and affiliates (the “Insiders”), held $1,036,213.23 of the Notes that were converted.  The participation of the Insiders in the Restructuring Transactions was on the same terms and conditions, and at the same conversion price, as all holders of the Notes.

Series A Convertible Preferred Stock

On April 11, 2012, 7,526 shares of Series A Stock were converted into 95,079,455 shares of the Company’s Common Stock reflecting an effective conversion rate of 12,633.46 shares of Common Stock per share of Series A Stock, or an effective conversion price of $0.0792.  Subsequent to the conversions, there were no shares of Series A Stock outstanding.  The Series A Stock holders agreed to convert the Series A Stock into Common Stock in exchange for the Company agreeing to reduce the effective conversion price from $0.1764 per share of Common Stock to $0.0792, and in exchange for the Company issuing warrants to purchase Common Stock (the “Common Stock Warrants”) to the Series A Stock holders, as discussed below.

The Insiders held 4,343 shares of the Series A Stock that were converted into Common Stock.  The Insider shares were converted at a conversion price of $0.09 per share of Common Stock.

Series A Convertible Preferred Warrants

In accordance with the terms and conditions of the Series A Warrants, upon the conversion of all shares of Series A Stock into Common Stock, 4,164 Series A Warrants automatically converted into 46,266,666 Common Stock Warrants.  Subsequent to the Restructuring Transactions there were no Series A Warrants outstanding.  In addition, as part of the Restructuring Transactions, the Company declared and paid a dividend of 23,133,333 Common Stock Warrants to the holders of the Series A Warrants (the “Warrant Dividend”).  The Common Stock Warrants have an exercise price of $0.07 per share of Common Stock, and expire on April 11, 2017.

The Insiders held 1,669 Series A Warrants which converted to 18,544,444 Common Stock Warrants and received a Warrant Dividend aggregating 9,272,224.  The conversion of the Series A Warrants held by the Insiders and the Warrant Dividend paid to the Insiders were transacted on the same terms and conditions as applied to all Series A Warrant holders.

The shares of Common Stock issued upon conversion of the Notes and Series A Stock (“Conversion Shares”) were issued without registration under the Securities Act of 1933 (“Securities Act”) in reliance upon an exemption from the registration requirements of the Act.  While the Conversion Shares were restricted securities within the meaning of Rule 144 under the Securities Act, by virtue of the provisions of Rule 144(d)(3)(ii), the holding period applicable to the Conversion Shares relates back to the initial dates of issuance of the Notes and Series A Stock, which in all cases was more than twelve months prior to the effective date of the Restructuring Transactions.  As a result, for holders of the Notes and Series A Stock that received Conversion Shares who are not “affiliates” of the Company within the meaning of Rule 144(a), the Conversion Shares are freely tradable without restriction by virtue of Rule 144(b).

No fees or commissions were paid as part of the Restructuring Transactions; and the Company received no proceeds from the issuance of the securities pursuant to the Restructuring Transactions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Company’s definitive Schedule 14C Information Statement dated March 16, 2012, a majority-in-interest of the Series A Stock holders approved an amendment to the Certificate of Designations of the Series A Stock that reduced the conversion price from $0.18 per share of Common Stock to $0.09 per share of Common Stock, conditioned upon the Series A Stock holders consenting to the conversion of all shares of Series A Stock into shares of Common Stock.  On April 11, 2012, all of the Series A Stock was converted into Common Stock.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.12	Amendment Number 2 to Series A Convertible Preferred Stock Certificate of Designations, as filed with the Nevada Secretary of State on April 6, 2012

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

DATED:  April 16, 2012